Exhibit 10.05

EXHBIT A

SECOND AMENDMENT

TO THE

XCEL ENERGY INC.

2005 OMNIBUS INCENTIVE PLAN

WHEREAS, according to Section 13(h) of the Xcel Energy Inc. 2005 Omnibus Incentive Plan, the Board of Directors has the authority to amend the terms of the Plan at any time and from time to time, and

WHEREAS, the Governance, Compensation and Nominating Committee of the Board of Directors has recommended to the Board that the Plan be amended in certain respects.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended by this Second Amendment, to be effective August 26, 2009, as follows:

1.                                       Section 1, Purpose, is hereby amended by substituting the Plan name from the Xcel Energy Inc. 2005 Omnibus Incentive Plan to the following:

“Xcel Energy Inc. 2005 Long-Term Incentive Plan”.